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                                                                       EXHIBIT 5
                      [LETTERHEAD OF MAYER, BROWN & PLATT]

                                October 30, 2001



Archstone-Smith Trust
7670 South Chester Street, Suite 100
Englewood, Colorado 80112

                Re:  Registration Statement on Form S-8
                     1996 Share Option Plan for Outside Trustees

Ladies and Gentlemen:

                We have acted as counsel to Archstone-Smith Trust, a Maryland real estate investment trust (the "Trust"), in connection with the proceedings (the "Trust Proceedings") taken and to be taken relating to the registration by the Trust of an aggregate of 200,000 of its common shares, par value $.01 per share (the "Common Shares"), with the Securities and Exchange Commission (the "SEC") in connection with the Trust's 1996 Share Option Plan for Outside Trustees (the "Plan"). We have also participated in the preparation and filing with the SEC under the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the "Registration Statement") relating to the Common Shares.

                As counsel to the Trust, we have examined originals or copies certified to our satisfaction of the Trust's Amended and Restated Declaration of Trust and Amended and Restated Bylaws, resolutions of the Board of Trustees and such other Trust records, instruments, certificates and documents and such questions of law as we considered necessary or appropriate to enable us to express this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Trust. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of photostatic copies.

                Based upon and subject to the foregoing and to the assumptions, limitations and conditions set forth herein, we are of the opinion that, upon completion of the Trust Proceedings, the Common Shares, when issued and delivered in accordance with the Trust Proceedings and the Plan, will have been validly issued, fully paid and nonassessable.

                We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,



                                    /s/ MAYER, BROWN & PLATT